EXHIBIT 99.1

CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Reports Record First Quarter 2018 Results and Raises Full Year 2018 Guidance

Summary of First Quarter 2018 Results (in millions, except LNG data)

	Three Months Ended
	March 31,
	2018	2017	% Change
Revenues	$2,242	$1,211	85%
Net income[1]	$357	$54	561%
Consolidated Adjusted EBITDA[2]	$907	$483	88%
Weighted average number of common shares outstanding—basic	235.5	232.4
Weighted average number of common shares outstanding—diluted	238.0	232.7
LNG exported:
Number of cargoes	67	43	56%
Volumes (TBtu)	244	152	61%
LNG volumes loaded (TBtu)	241	154	56%

Revised 2018 Full Year Guidance (in billions)

	Previous			Revised
Consolidated Adjusted EBITDA[2]	$2.0	-	$2.2	$2.3	-	$2.5
Distributable Cash Flow[2]	$0.2	-	$0.4	$0.35	-	$0.55

Recent Highlights
Strategic

•
In February 2018, we entered into two LNG Sale and Purchase Agreements (“SPAs”) with PetroChina International Company Limited, a subsidiary of China National Petroleum Corporation, for the sale of approximately 1.2 million tonnes per annum (“mtpa”) of LNG through 2043, with a portion of the supply beginning in 2018 and the balance beginning in 2023.

•	In January 2018, we entered into a 15-year LNG SPA with Trafigura Pte Ltd for the sale of approximately 1 mtpa of LNG beginning in 2019.
Operational

•
As of April 30, approximately 90 cargoes have been produced, loaded, and exported from the SPL Project (defined below) in 2018. To date, approximately 350 cumulative LNG cargoes have been exported from the SPL Project, with deliveries to 26 countries and regions worldwide.

•	During the first quarter 2018, we delivered 30 cargoes totaling over two million tonnes of LNG exported from the SPL Project and sold by our integrated marketing function.

___________________________
1 Net income as used herein refers to Net income attributable to common stockholders on our Consolidated Statements of Income.
2 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Financial

•	For the first quarter of 2018, we achieved Consolidated Adjusted EBITDA of over $900 million and Distributable Cash Flow of approximately $270 million.

•	In March 2018, the date of first commercial delivery (“DFCD”) was reached under the 20-year SPA with GAIL (India) Limited relating to Train 4 of the SPL Project.

•
In April 2018, we engaged financial institutions to assist in the structuring and arranging of up to $6.4 billion of credit facilities for Cheniere Corpus Christi Holdings, LLC through an amendment and upsize of its existing credit facilities, the proceeds of which will be used to fund a portion of the costs of developing, constructing, and placing into service three natural gas liquefaction trains (“Trains”) and related facilities of the CCL Project (defined below), and the related pipeline being developed near Corpus Christi, Texas and for related business purposes.

•
In April and May 2018, we acquired a total of 21,453,482 common shares of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE American: CQH) in a series of privately negotiated transactions pursuant to share purchase and exchange agreements, in exchange for a total of 10,278,739 unregistered shares of Cheniere. Subsequent to the completion of these transactions, our ownership of Cheniere Partners Holdings is approximately 91.9%.

Liquefaction Projects Update

	SPL Project			CCL Project
Liquefaction Train	Trains 1-4	Train 5	Train 6	Trains 1-2	Train 3
Project Status	Operational	Under Construction	Permitted	Under Construction	Permitted LNTP Issued (1)
Expected Substantial Completion	Complete	1H 2019	—	T1 - 1H 2019 T2 - 2H 2019	—
Expected DFCD Window Start	Complete	2H 2019	—	T1 - 1H 2019 T2 - 1H 2020	—
(1) Limited Notice to Proceed (“LNTP”)

Houston, Texas - May 4, 2018 - Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) reported net income1 of $357 million, or $1.52 per share—basic and $1.50 per share—diluted, for the three months ended March 31, 2018, compared to net income of $54 million, or $0.23 per share (basic and diluted), for the comparable 2017 period. The increase in net income was primarily due to increased income from operations as a result of additional Trains in operation at the SPL Project, increased derivative gain associated with our interest rate swap position, and decreased loss on early extinguishment of debt, partially offset by increased allocation of net income to non-controlling interest and increased interest expense, net of amounts capitalized.

Consolidated Adjusted EBITDA2 for the three months ended March 31, 2018 was $907 million, compared to $483 million for the comparable 2017 period. The increase in Consolidated Adjusted EBITDA was primarily due to increased income from operations.

During the three months ended March 31, 2018, 67 LNG cargoes were exported from the SPL Project, none of which were commissioning cargoes. Three cargoes exported from the SPL Project and sold on a delivered basis were in transit as of March 31, 2018.

“Our record first quarter 2018 results are the product of a robust LNG market and superior execution throughout the company, and we are raising our full year 2018 guidance to reflect our year to date performance coupled with LNG market pricing that is stronger and more durable than we previously forecast,” said Jack Fusco, Cheniere’s President and CEO. “Solid LNG market fundamentals and the strategic positioning of our world-class LNG platform reinforce my confidence in our long-term growth prospects. We continue to progress Train 3 at Corpus Christi and expect to make a positive Final Investment Decision on that project in the coming weeks.”

LNG Volume Summary

The following table summarizes the volumes of operational and commissioning LNG that were loaded from the SPL Project and for which the financial impact was recognized on our Consolidated Financial Statements during the three months ended March 31, 2018:

	Three Months Ended March 31, 2018
(in TBtu)	Operational	Commissioning
Volumes loaded during the current period	241	—
Volumes loaded during the prior period but recognized during the current period	43	—
Less: volumes loaded during the current period and in transit at the end of the period	(11)	—
Total volumes recognized in the current period	273	—
In addition, during the three months ended March 31, 2018, we recognized the financial impact of volumes of 11 TBtu on our Consolidated Financial Statements related to LNG cargoes sourced from third parties.
Summary of Financial Performance
First Quarter 2018 Results
Our financial results are reported on a consolidated basis. Our ownership interest in Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) as of March 31, 2018 consisted of 100% ownership of the general partner of Cheniere Partners and 82.7% ownership interest in Cheniere Partners Holdings which owned a 48.6% limited partner interest in Cheniere Partners on March 31, 2018.

Total revenues increased $1.0 billion during the three months ended March 31, 2018 as compared to the three months ended March 31, 2017. Total operating costs and expenses increased $660 million during the three months ended March 31, 2018, compared to the three months ended March 31, 2017. The increases in revenues and total operating costs and expenses for the three months ended March 31, 2018, compared to the three months ended March 31, 2017, were primarily driven by the timing of completion of Trains at the SPL Project and the length of each Train’s operations within the periods being compared.

Selling, general and administrative expense included share-based compensation expenses of $18 million for the three months ended March 31, 2018, compared to $12 million for the comparable 2017 period.
Net income attributable to non-controlling interest increased $124 million during the three months ended March 31, 2018 as compared to the three months ended March 31, 2017, primarily as a result of a higher non-controlling percentage interest due to the conversion of Cheniere Partners’ Class B units to common units in August 2017 and an increase in income recognized by Cheniere Partners and Cheniere Partners Holdings, partially offset by the impact of amortization of the beneficial conversion feature on Cheniere Partners’ Class B units, which increased net income attributable to non-controlling interest during the three months ended March 31, 2017 but had no impact in the comparable 2018 period.
Capital Resources
As of March 31, 2018, we had cash and cash equivalents of $715 million available to us. In addition, we had current and non-current restricted cash of $1.7 billion designated for the following purposes: $561 million for the SPL Project, $83 million for the CCL Project, $916 million for restricted purposes under the terms of Cheniere Partners’ credit facilities and $147 million for other restricted purposes.
Liquefaction Projects
SPL Project
Through Cheniere Partners, we are developing up to six Trains at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of

LNG and an adjusted nominal production capacity of approximately 4.3 to 4.6 mtpa of LNG. Trains 1 through 4 are operational, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place.
CCL Project
We are developing up to three Trains near Corpus Christi, Texas (the “CCL Project”). Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG. Trains 1 and 2 are under construction, and Train 3 has been commercialized, is in the process of being financed, and has all necessary regulatory approvals in place. We expect to make a positive Final Investment Decision with regard to Train 3 of the CCL Project in the first half of 2018.
Corpus Christi Expansion Project
We are developing up to seven midscale liquefaction trains adjacent to the CCL Project (the “Corpus Christi Expansion Project”), each with an expected nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 1.4 mtpa of LNG. The total expected nominal production capacity of the seven midscale Trains is approximately 9.5 mtpa of LNG. We have initiated the regulatory approval process with respect to the Corpus Christi Expansion Project.
Investor Conference Call and Webcast
We will host a conference call to discuss our financial and operating results for the first quarter on Friday, May 4, 2018, at 10 a.m. Eastern time / 9 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website.

About Cheniere
Cheniere Energy, Inc., a Houston-based energy company primarily engaged in LNG-related businesses, owns and operates the Sabine Pass LNG terminal in Louisiana. Directly and through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing, constructing, and operating liquefaction projects near Corpus Christi, Texas and at the Sabine Pass LNG terminal, respectively. Cheniere is also exploring a limited number of opportunities directly related to its existing LNG business.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

(Financial Tables Follow)

Cheniere Energy, Inc.
Consolidated Statements of Income
(in millions, except per share data)(1)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues
LNG revenues	$2,166	$1,143
Regasification revenues	65	65
Other revenues	10	3
Other—related party	1	—
Total revenues	2,242	1,211

Operating costs and expenses
Cost of sales (excluding depreciation and amortization expense shown separately below)	1,178	624
Operating and maintenance expense	140	78
Development expense	1	3
Selling, general and administrative expense	67	54
Depreciation and amortization expense	109	70
Restructuring expense	—	6
Total operating costs and expenses	1,495	835

Income from operations	747	376

Other income (expense)
Interest expense, net of capitalized interest	(216)	(165)
Loss on early extinguishment of debt	—	(42)
Derivative gain, net	77	1
Other income	7	2
Total other expense	(132)	(204)

Income before income taxes and non-controlling interest	615	172
Income tax provision	(15)	—
Net income	600	172
Less: net income attributable to non-controlling interest	243	118
Net income attributable to common stockholders	$357	$54

Net income per share attributable to common stockholders—basic	$1.52	$0.23
Net income per share attributable to common stockholders—diluted	$1.50	$0.23

Weighted average number of common shares outstanding—basic	235.5	232.4
Weighted average number of common shares outstanding—diluted	238.0	232.7

(1)	Please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission.

Cheniere Energy, Inc.
Consolidated Balance Sheets
(in millions, except share data)(1)

	March 31,	December 31,
	2018	2017
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$715	$722
Restricted cash	1,696	1,880
Accounts and other receivables	606	369
Accounts receivable—related party	2	2
Inventory	123	243
Derivative assets	23	57
Other current assets	103	96
Total current assets	3,268	3,369

Non-current restricted cash	11	11
Property, plant and equipment, net	24,474	23,978
Debt issuance costs, net	138	149
Non-current derivative assets	81	34
Goodwill	77	77
Other non-current assets, net	292	288
Total assets	$28,341	$27,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$21	$25
Accrued liabilities	729	1,078
Deferred revenue	120	111
Derivative liabilities	25	37
Total current liabilities	895	1,251

Long-term debt, net	25,656	25,336
Non-current deferred revenue	—	1
Non-current derivative liabilities	9	19
Other non-current liabilities	74	59

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 5.0 million shares authorized, none issued	—	—
Common stock, $0.003 par value
Authorized: 480.0 million shares at March 31, 2018 and December 31, 2017
Issued: 250.5 million shares and 250.1 million shares at March 31, 2018 and December 31, 2017, respectively
Outstanding: 237.9 million shares and 237.6 million shares at March 31, 2018 and December 31, 2017, respectively	1	1
Treasury stock: 12.6 million shares and 12.5 million shares at March 31, 2018 and December 31, 2017, respectively, at cost	(392)	(386)
Additional paid-in-capital	3,264	3,248
Accumulated deficit	(4,270)	(4,627)
Total stockholders’ deficit	(1,397)	(1,764)
Non-controlling interest	3,104	3,004
Total equity	1,707	1,240
Total liabilities and equity	$28,341	$27,906

(1)	Please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliations

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains non-GAAP financial measures. Consolidated Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Consolidated Adjusted EBITDA represents net income attributable to Cheniere before net income attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. We believe Consolidated Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items, and items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange (“FX”) derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Distributable Cash Flow is defined as cash received, or expected to be received, from Cheniere’s ownership and interests in CQP, CQH and Cheniere Corpus Christi Holdings, LLC, cash received (used) by Cheniere’s integrated marketing function (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Cheniere and not the underlying entities. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure. Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

Consolidated Adjusted EBITDA

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the three months ended March 31, 2018 and 2017 (in millions):

	Three Months Ended
	March 31,
	2018	2017
Net income attributable to common stockholders	$357	$54
Net income attributable to non-controlling interest	243	118
Income tax provision	15	—
Interest expense, net of capitalized interest	216	165
Loss on early extinguishment of debt	—	42
Derivative gain, net	(77)	(1)
Other income	(7)	(2)
Income from operations	$747	$376
Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:
Depreciation and amortization expense	109	70
Loss from changes in fair value of commodity and FX derivatives, net	37	33
Total non-cash compensation expense	14	4
Consolidated Adjusted EBITDA	$907	$483

Consolidated Adjusted EBITDA and Distributable Cash Flow

The following table reconciles our actual Consolidated Adjusted EBITDA and Distributable Cash Flow to Net income attributable to common stockholders for first quarter 2018 and forecast amounts for 2018 (in billions):

	1Q 2018	Prior 2018			Revised 2018
Net income attributable to common stockholders	$0.36	$0.1	-	$0.1	$0.2	-	0.4
Net income attributable to non-controlling interest	0.24	0.6	-	0.7	0.7	-	0.7
Income tax provision (benefit)	0.02			0.0			0.0
Interest expense, net of capitalized interest	0.22			0.9			0.9
Loss on early extinguishment of debt	0.00			0.0			0.0
Derivative gain, net	(0.08)			0.0			0.0
Other expense (income)	(0.01)			(0.0)			(0.0)
Income from operations	$0.75	$1.5	-	$1.7	$1.8	-	$2.0
Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:
Depreciation and amortization expense	0.11			0.5			0.5
Loss from changes in fair value of commodity and FX derivatives, net	0.04			0.0			0.0
Total non-cash compensation expense	0.01			0.0			0.0
Impairment expense and loss on disposal of assets	0.00			0.0			0.0
Consolidated Adjusted EBITDA	$0.91	$2.0	-	$2.2	$2.3	-	$2.5
Distributions and dividends to CQP / CQH non-controlling interest	(0.15)			(0.6)			(0.60)
SPL and CQP cash retained and interest expense	(0.47)			(1.2)			(1.30)
Cheniere interest expense and income tax	(0.03)			(0.0)			(0.05)
Cheniere Distributable Cash Flow	$0.27	$0.2	-	$0.4	$0.35	-	$0.55

Note: Totals may not sum due to rounding. CQH non-controlling interest reflects an approximate 91.9% ownership by Cheniere.

CONTACTS:

Investors
Randy Bhatia:	713-375-5479
Megan Light:	713-375-5492

Media
Eben Burnham-Snyder:	713-375-5764